UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	FENC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 27, 2026, Rostislav Raykov notified Fennec Pharmaceuticals Inc. (the "Company") of his desire to retire from the Company's Board of Directors (the "Board") and that he will not stand for re-election at the Company's 2026 annual meeting of shareholders (the "Annual Meeting"). Mr. Raykov’s current term will expire immediately following the Annual Meeting.

Mr. Raykov's departure is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Prior to the Annual Meeting, the Board determined to reduce the size of the Board from six directors to five directors effective immediately following the Annual Meeting. Following the Annual Meeting and Mr. Raykov's departure, the Company expects that there will be no vacancies on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date April 28, 2026	By:	/s/ Robert Andrade
Robert Andrade Chief Financial Officer